UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2018

Endocyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100, West Lafayette, Indiana	47906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 765-463-7175

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On October 17, 2018, Endocyte, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novartis AG, a company organized under the laws of Switzerland (“Parent”), and Edinburgh Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Company common stock, par value $0.001 per share (other than shares owned by the Company, Parent or Merger Sub (which shares will be canceled) and shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law), will automatically be converted into the right to receive $24.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each stock option to purchase shares of Company common stock that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will (i) if the exercise price of such option is less than the Merger Consideration, be canceled, with the holder becoming entitled to receive an amount in cash equal to (a) the excess of the Merger Consideration over the exercise price of the option, multiplied by (b) the number of shares of Company common stock subject to such option (subject to any applicable withholding taxes); or (ii) if the exercise price of such option is equal to or greater than the Merger Consideration, be canceled without any consideration being payable.

Also at the Effective Time, each restricted stock unit (“RSU”) that is outstanding and not settled immediately prior to the Effective Time, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Company common stock subject to such RSU (subject to any applicable withholding taxes).

The consummation of the Merger is subject to certain closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company common stock (the “Stockholder Approval”), (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and under Section 721 of the Defense Production Act of 1950, as amended, (iii) the receipt of certain other regulatory approvals, and (iv) the absence of any legal restraints that have the effect of preventing the consummation of the Merger.  Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to certain materiality qualifiers) and the other party’s compliance in all material respects with its obligations under the Merger Agreement. In addition, Parent’s and Merger Sub’s obligation to consummate the Merger is subject to the absence of a Company Material Adverse Effect (as defined in the Merger Agreement).  Consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations and warranties of each of the Company, Parent and Merger Sub relating to their respective businesses and certain matters related to the Merger Agreement. The Merger Agreement contains certain covenants, including covenants providing (i) for each of the parties to use reasonable best efforts to cause the transactions under the Merger Agreement to be consummated, (ii) for the Company to carry on its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and completion of the Merger and (iii) for the Company not to engage in certain kinds of transactions during that period.

The Merger Agreement obliges the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative takeover proposals. Notwithstanding this obligation, prior to the receipt of the Stockholder Approval, if the Company receives an unsolicited alternative takeover proposal that the Company’s Board of Directors determines in good faith (after consultation with the Company’s legal counsel and financial advisor) constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement and summarized below) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may under certain circumstances furnish information to and engage in discussions or negotiations with the third party making such alternative takeover proposal. A “Superior Proposal” generally is any bona fide written takeover proposal to acquire at least a majority of the outstanding shares of Company common stock or of the assets of the Company, which proposal, in the good faith determination of the Company’s Board of Directors (after consultation with the Company’s legal counsel and financial advisor), (i) is more favorable from a financial point of view to the Company’s stockholders than the transactions under the Merger Agreement, taking into account changes to the Merger Agreement proposed by Parent in response thereto, and (ii) is reasonably capable of being completed, taking into account all aspects of such proposal.  Prior to the Company entering into a written definitive agreement for, or effecting a change in recommendation of the Company’s Board of Directors in connection with, a Superior Proposal, the Company must provide Parent with advance written notice of its intention to do so and Parent will generally have at least four business days after receipt of such notice to negotiate with the Company to make such adjustments in the terms and conditions of the Merger Agreement as would permit the Company’s Board of Directors not to enter into such a definitive agreement or change its recommendation.

The Merger Agreement contains certain customary termination rights for the Company and Parent, including a right to terminate the Merger Agreement if the Merger is not completed by July 17, 2019, (as such date may be extended to April 17, 2020 pursuant to the terms of the Merger Agreement, the “Outside Date”). The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, including, among others, the Company’s termination of the Merger Agreement to enter into a written definitive agreement for a Superior Proposal or following a change in recommendation of the Company’s Board of Directors, the Company will be obligated to pay Parent a termination fee of $73.5 million. If the Merger Agreement is terminated due to the Stockholder Approval not being obtained at a meeting of the Company’s stockholders at which a vote is taken, the Company would be required to reimburse Parent’s reasonable out-of-pocket fees and expenses, up to $5.0 million, and any amounts reimbursed will be deducted from the amount of the termination fee payable by the Company, if any.

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $150.0 million under certain specified circumstances, including, among others, the termination of the Merger Agreement if certain required regulatory approvals have not been obtained by the Outside Date or the termination of the Merger Agreement due to certain types of legal restraints on the Merger being imposed.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of the parties thereto.  In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) may be subject to limits or exceptions agreed upon by the contracting parties, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or other specific dates and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 5.03                                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2018, the Company’s Board of Directors approved an amendment (the “Bylaws Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of such date, in order to add an exclusive forum provision for the adjudication of certain disputes. The Bylaws Amendment, set forth in a new Article XI of the Bylaws, provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the laws of the State of Delaware (including the General Corporation Law of the State of Delaware (the “DGCL”)), the Company’s Amended and Restated Certificate of Incorporation or the Bylaws (as each may be amended from time to time), (iv) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (v) any action or proceeding asserting a claim governed by the internal affairs doctrine.

The foregoing summary of the Bylaws Amendment is qualified in its entirety by reference to the full text of the Bylaws (as amended by the Bylaws Amendment, which is contained in new Article XI thereof), a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 7.01                                  Regulation FD Disclosure.

On October 18, 2018, the Company issued a press release announcing entry into the Merger Agreement. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Important Additional Information

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the Merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression, or by express or implied discussions regarding the proposed transaction including the expected timing for completion of the proposed transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. There can be no guarantee that the proposed transaction described in this document will be completed, or that it will be completed as currently proposed, or at any particular time. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the Merger; (2) conditions to the closing of the Merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the Merger may involve unexpected costs, liabilities or delays; (4) the business or stock price of the Company may suffer as a result of uncertainty surrounding the Merger; (5) the outcome of any legal proceedings related to the Merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) the ability to recognize benefits of the Merger; (9) risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (10) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors,” including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and in other filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail proxy materials to each stockholder entitled to vote at the special meeting relating to the proposed transaction. Stockholders are urged to carefully read the proxy statement and any other proxy materials in their entirety (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company in the “Investors & News” section of its website at www.endocyte.com, or copies may be obtained, without charge, by directing a request to Corporate Secretary, Endocyte, Inc., 8910 Purdue Road, Suite 250, Indianapolis, Indiana 46268 or by calling (765) 463-7175.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction.  Information regarding such individuals is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018, and its definitive proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 23, 2018.  Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such transaction when it is filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.endocyte.com.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 17, 2018, by and among Novartis AG, Edinburgh Merger Corporation and Endocyte, Inc.
3.1	Amended and Restated Bylaws of Endocyte, Inc., effective October 17, 2018
99.1	Press Release, dated October 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endocyte, Inc.

October 18, 2018	By:	/s/ Michael A. Sherman
Name: Michael A. Sherman
Title: President and Chief Executive Officer